Exhibit 99.1(d)

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF TRUST

OF

PACE® SELECT ADVISORS TRUST

This Certificate of Amendment (“Certificate”) is filed in accordance with the provision of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 § 3801 et seq.) and sets forth the following:

1.                                                   The name of PACE Government Securities Fixed Income Investments (the “Fund”), a series of PACE Select Advisors Trust (the “Trust”), is now PACE Mortgage-Backed Securities Fixed Income Investments.

2.                                                   The Trust’s Certificate of Trust is hereby amended to change the name of the Fund to PACE Mortgage-Backed Securities Fixed Income Investments.

3.                                                   This Certificate shall be effective on November 25, 2014.

IN WITNESS WHEREOF, the undersigned, being an Officer of the Trust, has executed this Certificate on this 18th day of November, 2014.

PACE® SELECT ADVISORS TRUST

	By:	/s/ Eric Sanders
	Name:	Eric Sanders
	Title:	Vice President and Assistant Secretary

New York, New York (ss)

Subscribed and sworn to before me
on this 18th day of November, 2014.

/s/ Cynthia Carney
Notary Public